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                                                                    Exhibit 10-u

                           DESCRIPTION OF ARRANGEMENT
                   BETWEEN ARVINMERITOR, INC. AND LARRY D. YOST

      In July 2004, the Compensation and Management Development Committee and the Board of Directors of ArvinMeritor, Inc., approved arrangements with respect to the resignation of Larry D. Yost from the position of Chairman of the Board and Chief Executive Officer. These arrangements consist of the following:

            - Mr. Yost would continue his employment at his then current salary until his retirement on December 31, 2004;

            - He would have full participation in awards under the Incentive Compensation Plan for fiscal year 2004;

            - He would receive $100,000 annually through September 30, 2009 to defray the cost of office and secretarial expenses;

            - Title to his company car would be transferred to him at no cost at the end of the current lease; and

            - For purposes of the grant of performance-contingent restricted shares made to him on January 2, 2004, he would be deemed to have retired at least a year after the date of grant.